UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 22, 2018

Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens
London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐	Emerging Growth Company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
Item 8.01 Other Events	3
SIGNATURE	4

Item 8.01	Other Events
Ensco plc (the “Company”) is providing the redemption price (the “Redemption Price”) for the outstanding 8½% Senior Notes due 2019 (the “Notes”) of Pride International LLC, a wholly owned subsidiary of the Company (“Pride”), which were issued pursuant to the Indenture, dated as of July 1, 2004 (the “Base Indenture”), by and between Pride and JPMorgan Chase Bank, N.A., as trustee, as supplemented by each of (i) the Second Supplemental Indenture thereto, dated as of June 2, 2009, by and between Pride and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (the “Trustee”), and (ii) the Fourth Supplemental Indenture thereto, dated as of May 31, 2011, by and among Pride, the Company and the Trustee. Pride will redeem all of the outstanding Notes on February 25, 2018 (the “Redemption Date”).
The Redemption Price per $1,000 principal amount of the Notes is $1,076.13. In addition to the Redemption Price, the holders of the Notes will receive $16.53 in accrued interest per $1,000 principal amount of the Notes. Therefore, the total Redemption Price plus accrued interest will be $1,092.66 per $1,000 principal amount of the Notes.
Because the Redemption Date falls on a legal holiday, pursuant to Section 10.07 of the Base Indenture, payment of the Redemption Price will be made on February 26, 2018, which is the next succeeding day that is not a legal holiday, and no interest shall accrue for the intervening period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date:	February 22, 2018	/s/ Tommy E. Darby Tommy E. Darby Controller

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